SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K


CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16,
1994



Westmoreland Coal Company
(Exact name of registrant as specified in its charter)



Delaware                     0-752                 23-1128670
(State or other         (Commission File         (IRS Employer
jurisdiction of              Number)           Identification No.)
incorporation)


700 The Bellevue, 200 South Broad Street
Philadelphia, Pennsylvania                                 19102
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code: (215) 545-2500




Item 2.    Acquisition or Disposition of Assets.

   On December 22, 1994, Westmoreland Coal Company announced that it had completed the sale of the assets of its wholly-owned subsidiary, Kentucky Criterion Coal Company ("Kentucky Criterion"), to CONSOL of Kentucky Inc.("CONSOL"), a member of the CONSOL coal group, for $81 million after adjustments. See the news release filed as an exhibit to this form for additional information.


Item 3.    Bankruptcy or Receivership

   (b) On December 16, 1994 the United States Bankruptcy Court for the District of Delaware entered an order confirming the Company's plan of reorganization. The Plan approved the resolution of the dispute with TECO Coal Corporation ("TECO"), whereby TECO consented to the assignment of two coal supply subcontracts by Kentucky Criterion to CONSOL, as part of Westmoreland's sale of the assets of Kentucky Criterion to CONSOL. Proceeds from the sale were used to pay in full Westmoreland's outstanding indebtedness to its principal creditors of approximately $39 million. Westmoreland emerged from bankruptcy after the sale to CONSOL and debt repayment to the principal creditors were completed on December 22, 1994.

        Westmoreland has 6,956,179 shares of its common stock and 575,000 shares of its preferred stock issued and outstanding. No shares of either class will be issued in respect of claims and interests filed and allowed under the Plan.


Item 7.    Exhibits.

   Press release dated December 16, 1994

   Press release dated December 22, 1994

   Condensed Consolidated Balance Sheet as of September 30, 1994
   and Pro Forma Consolidated Balance Sheet as of September
30,1994

   Pro Forma Consolidated Statement of Income for the 12-month period ended December 31, 1993

   Pro Forma Consolidated Statement of Income for the 9-month period ended September 30, 1994

   Plan of Reorganization as confirmed on December 16, 1994









EXHIBIT INDEX


                                                       Sequentially
Exhibit    Description of Exhibit                         Numbered
Number                                                      Page
  1        Press release dated December 16, 1994             5

  2        Press release dated December 22, 1994             6

  3        Condensed Consolidated Balance Sheet as
           of September 30, 1994 and Pro Forma
           Consolidated Balance Sheet as of
           September 30, 1994                                7

  4        Pro Forma Consolidated Statement of Income
           for the 12-month period ended December 31, 1993   9

  5        Pro Forma Consolidated Statement of Income
           for the 9-month period ended September 30, 1994  10

  6        Plan of Reorganization Confirmed
           December 16, 1994                                11










SIGNATURE





	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


		  WESTMORELAND COAL COMPANY




Date:  December 30, 1994		By:
			   Theodore E. Worcester
		     Senior Vice President